WES THOMAS ASSOCIATES

# TRANSMITTAL

TO: Bill Stockton
Lehua Court
PO Box 2713
Kailua Kona, HI 96745

FROM: Chrystal Thomas Yamasaki, L.P.L.S.

DATE: March 22, 2016

RE: FINAL APPROVAL CONSOLIDATION (CON-15-000292)
Consolidation of Lots 6, 7, 8 and 9
of Block 157 of Hawaiian Ocean View Estates (File Plan 787)
Into Lot A
at Kahuku, Kau, Hawaii
TMK: 9-2-093: 039, 040, 041 & 042 (3rd Division) Project No.: 17860

| QUANTITY | DESCRIPTION |
|---|---|
| 2 | Set metes and bounds description of Lot A (with Easements "PS-1" and "PS-2" attached and reduced map) |

THESE ARE TRANSMITTED AS CHECKED BELOW:

- [ ] For your approval
- [x] For your use
- [x] As requested
- [ ] For review and comment
- [ ] ______

REMARKS:

COPY TO:

Signed: [signature]
Chrystal Thomas Yamasaki, L.P.L.S.

CTY:ky

email: surveys@wtahawaii.com
75-5749 Kalawa Street, Kailua-Kona, Hawaii 96740-1817 Tel: 808-329-2353 Fax: 808-329-5334 (WTA 06/01/01)

LOT A OF BLOCK 157
OF HAWAIIAN OCEAN VIEW ESTATES

Land situated on the Northeasterly side of Hawaii Belt Road and on the Southwesterly side of Lehua Lane at Kahuku, Ka'u, Island and County of Hawaii, State of Hawaii.

Being the whole of:

Lots 6, 7, 8 and 9 of Block 157 of Hawaiian Ocean View Estates (File Plan 787); and

Being a portion of:

Grant 2791 to C. C. Harris.

Beginning at the Northwesterly corner of this parcel of land, being also the Northeasterly corner of Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) and being a point on the Southerly side of Keaka Parkway, the coordinates of said point of beginning referred to Government Survey Triangulation Station "PUU O KAMAOA" being 2,304.18 feet North and 4,414.79 feet West and running by azimuths measured clockwise from True South:

1. 251° 01' 30" 89.52 feet along the Southerly side of Keaka Parkway to a point;

Thence, following along the Southwesterly intersection of Keaka Parkway and Lehua Lane on a curve to the right with a radius of 20.00 feet, the chord azimuth and distance being:

2. 296° 01' 30" 28.28 feet to a point;

3. 341° 01' 30" 364.02 feet along the Westerly side of Lehua Lane to a point;

| | | | | | |
|---|---|---|---|---|---|
| 4. | 19° | 35' | | 374.80 | feet along Lot 10 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) and along the remainder of Grant 2791 to C. C. Harris to a point; |
| 5. | 109° | 34' | 52" | 325.00 | feet along the Northeasterly side of Hawaii Belt Road to a point; |
| 6. | 199° | 35' | | 606.84 | feet along Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) to the point of beginning and containing an area of 4.143 Acres. |

SUBJECT, HOWEVER, to Easement "PS-1" and Easement "PS-2" (10-Ft. Wide) for Planting Screen Purposes (No Vehicular Access Permitted) and being more particularly described by the attached descriptions.

CHRYSTAL T. YAMASAKI
LICENSED PROFESSIONAL LAND SURVEYOR
No. 4331
HAWAII, U.S.A.

WES THOMAS ASSOCIATES

Chrystal Thomas Yamasaki
Licensed Professional Land Surveyor
State of Hawaii Certificate No. LS-4331

75-5749 Kalawa Street
Kailua-Kona, Hawaii 96740-1817
TMK: 9-2-093: 039 (3rd Division)
March 18, 2016

EASEMENT "PS-1"
(10-FT. WIDE)
FOR PLANTING SCREEN PURPOSES
(NO VEHICULAR ACCESS PERMITTED)
OVER AND ACROSS LOT A OF BLOCK 157
OF HAWAIIAN OCEAN VIEW ESTATES

Land situated along the Southerly boundary of Lot A and being on the Northerly side of Hawaii Belt Road at Kahuku, Ka'u, Island and County of Hawaii, State of Hawaii.

Being portions of:

Lot A of Block 157 of Hawaiian Ocean View Estates; and

Grant 2791 to C. C. Harris.

Beginning at the Southwesterly corner of this easement, being also the Southwesterly corner of Lot A, the Southeasterly corner of Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) and being a point on the Northerly side of Hawaii Belt Road, the coordinates of said point of beginning referred to Government Survey Triangulation Station "PUU O KAMAOA" being 1,732.45 feet North and 4,618.19 feet West and running by azimuths measured clockwise from True South:

| | | | |
|---|---|---|---|
| 1. | 199° 35' | 10.00 | feet along Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) to a point; |
| 2. | 289° 34' 52" | 325.00 | feet along the remainder of Lot A to a point; |
| 3. | 19° 35' | 10.00 | feet along Lot 10 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) to a point; |

*WES THOMAS ASSOCIATES*
*– Land Surveyors –*
*75-5749 Kalawa Street, Kailua-Kona, Hawaii 96740-1817*

4. 109° 34' 52" 325.00 feet along the Northerly side of Hawaii Belt Road to the point of beginning and containing an area of 3,250 Square Feet.

CHRYSTAL T. YAMASAKI
LICENSED PROFESSIONAL LAND SURVEYOR
No. 4331
HAWAII, U.S.A.

WES THOMAS ASSOCIATES

Chrystal Thomas Yamasaki
Licensed Professional Land Surveyor
State of Hawaii Certificate No. LS-4331

75-5749 Kalawa Street
Kailua-Kona, Hawaii 96740-1817
TMK: 9-2-093: portion 039 (3rd Division)
March 18, 2016

EASEMENT "PS-2"
(10-FT. WIDE)
FOR PLANTING SCREEN PURPOSES
(NO VEHICULAR ACCESS PERMITTED)
OVER AND ACROSS LOT A OF BLOCK 157
OF HAWAIIAN OCEAN VIEW ESTATES

Land situated along the Northerly boundary and along the Northeasterly boundary of Lot A, being on the Southerly side of Keaka parkway and on the Southwesterly side of Lehua Lane at Kahuku, Ka'u, Island and County of Hawaii, State of Hawaii.

Being portions of:

Lot A of Block 157 of Hawaiian Ocean View Estates; and

Grant 2791 to C. C. Harris.

Beginning at the Northwesterly corner of this easement, being also the Northwesterly corner of Lot A, the Northeasterly corner of Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) and being a point on the Southerly side of Keaka Parkway, the coordinates of said point of beginning referred to Government Survey Triangulation Station "PUU O KAMAOA" being 2,304.18 feet North and 4,414.79 feet West and running by azimuths measured clockwise from True South:

1. 251° 01' 30" 89.52 feet along the Southerly side of Keaka Parkway to a point;

Thence, following along the Southwesterly intersection of Keaka Parkway and Lehua Lane on a curve to the right with a radius of 20.00 feet, the chord azimuth and distance being:

2. 296° 01' 30" 28.28 feet to a point;

| | | | | | |
|---|---|---|---|---|---|
| 3. | 341° | 01' | 30" | 100.00 | feet along the Westerly side of Lehua Lane to a point; |

Thence, for the next four (4) courses following along the remainder of Lot A:

| | | | | | |
|---|---|---|---|---|---|
| 4. | 71° | 01' | 30" | 10.00 | feet to a point; |
| 5. | 161° | 01' | 30" | 100.00 | feet to a point; |

Thence, following on a curve to the left with a radius of 10.00 feet, the chord azimuth and distance being:

| | | | | | |
|---|---|---|---|---|---|
| 6. | 116° | 01' | 30" | 14.14 | feet to a point; |
| 7. | 71° | 01' | 30" | 97.49 | feet to a point; |
| 8. | 199° | 35' | | 12.79 | feet along Lot 5 of Block 157 of Hawaiian Ocean View Estates (File Plan 787) to the point of beginning and containing an area of 2,171 Square Feet. |


CHRYSTAL T. YAMASAKI
LICENSED
PROFESSIONAL
LAND
SURVEYOR
No. 4331
HAWAII, U.S.A.

WES THOMAS ASSOCIATES

Chrystal Thomas Yamasaki
Licensed Professional Land Surveyor
State of Hawaii Certificate No. LS-4331

75-5749 Kalawa Street
Kailua-Kona, Hawaii 96740-1817
TMK: 9-2-093: portion 039 (3rd Division)
March 18, 2016

# MAP SHOWING CONSOLIDATION OF LOTS 6, 7, 8 AND 9 OF BLOCK 157 OF HAWAIIAN OCEAN VIEW ESTATES (FILE PLAN 787)

## Being Portions of Grant 2791 to C. C. Harris

## INTO LOT A

## At Kahuku, Ka'u
## Island and County of Hawaii, State of Hawaii

Prepared For:
LEHUA COURT LLC (OWNER)
c/o Bill Stockton
P.O. Box 2713
Kailua-Kona, Hawaii 96745



VICINITY MAP
KEAKA PARKWAY
LEHUA LANE
SUBJECT PARCEL
HAWAII BELT ROAD
KEAKA PARKWAY
251°01'30" 89.52
256°01'30" 29.28
R=20.00
2,304.18 Ft. North
4,414.79 Ft. West
LEHUA LANE
344°01'30" 364.02
LOT A
4.143 ACRES
CV-40 ZONING
LOT 6
LOT 7
LOT 8
LOT 9
A-1a ZONING
HAWAII BELT ROAD
109°34'52" 325.00
1,722.45 Ft. North
4,618.19 Ft. West
K A H U K U
A-1a ZONING
Harris ESTATES
16-FT. EMERGENCY EGRESS ONLY

SCALE IN FEET

WES THOMAS ASSOCIATES
Land Surveyors

This work was prepared by me or under my direct supervision.

CHRYSTAL THOMAS YAMASAKI
Licensed Professional Land Surveyor
State of Hawaii Certificate Number LS-4331
Expiration Date: April 2016

CHRYSTAL T. YAMASAKI LICENSED PROFESSIONAL LAND SURVEYOR No. 4331 HAWAII, U.S.A.

SUBDIVISION CONSOLIDATION NO. COH-15-000092
APPROVED FOR RECORDATION with the Bureau of Conveyances, State of Hawaii

Planning Director, County of Hawaii
Date JUN 09 2015

NOTES:

1. Azimuths and coordinates are referred to Government Survey Triangulation Station "PU'u O KAUHA".
2. Names of owners of adjoining parcels are from available Tax Map records.
3. Subject Parcel is located in Zone X (areas determined to be outside the 500-year flood plain) as per Flood Insurance Rate Map (F.I.R.M.) Community-Panel Number 155166 1900 C, revised April 2, 2004.
4. Gross Lot Area = 4.143 Acres
   Number of Existing Lots = 4
   Number of New Lots = 1
5. The zoning designation of Lot A is CV-40, per Change of Zone Ordinance No. 14 108 (REZ-12-000105).
6. Existing Use = Vacant

Prepared By
WES THOMAS ASSOCIATES
-- Land Surveyors --
75-5749 Kalawa Street
Kailua-Kona, Hawaii 96740-1817
TEL (808) 329-2353
FAX (808) 329-5334 EMAIL surveys@wtahawaii.com

PROJECT NO.: . . . . 17860
DATE: . . . . . . . . . . MARCH 11, 2015
FIELD BOOK NO.: . .
TAX MAP KEY: . . . . 9-2-093:039,040,041 AND 042 (3RD DIVISION)
REVISED: MAY 28, 2015 (ADDED EASEMENTS)